                                                                 EXHIBIT 4.13.13


                                  EPIXTAR CORP.

                                VOXX CORPORATION

                          SECURITIES PURCHASE AGREEMENT

                                 APRIL 29, 2005

                                TABLE OF CONTENTS

                                                                                                               PAGE

1.       Agreement to Sell and Purchase...........................................................................2

2.       Fees and Option..............................................................ERROR! BOOKMARK NOT DEFINED.

3.       Closing, Delivery and Payment............................................................................3
         3.1        Closing.......................................................................................3
         3.2        Delivery......................................................................................3

4.       Representations and Warranties of the Company............................................................3
         4.1        Organization, Good Standing and Qualification.................................................3
         4.2        Subsidiaries..................................................................................4
         4.3        Capitalization; Voting Rights.................................................................4
         4.4        Authorization; Binding Obligations............................................................5
         4.5        Liabilities...................................................................................6
         4.6        Agreements; Action............................................................................6
         4.7        Obligations to Related Parties................................................................6
         4.8        Changes.......................................................................................7
         4.9        Title to Properties and Assets; Liens, Etc....................................................8
         4.10       Intellectual Property.........................................................................9
         4.11       Compliance with Other Instruments.............................................................9
         4.12       Litigation...................................................................................10
         4.13       Tax Returns and Payments.....................................................................10
         4.14       Employees....................................................................................10
         4.15       Registration Rights and Voting Rights........................................................11
         4.16       Compliance with Laws; Permits................................................................11
         4.17       Environmental and Safety Laws................................................................11
         4.18       Valid Offering...............................................................................12
         4.19       Full Disclosure..............................................................................12
         4.20       Insurance....................................................................................12
         4.21       SEC Reports..................................................................................12
         4.22       Listing......................................................................................13
         4.23       No Integrated Offering.......................................................................13
         4.24       Stop Transfer................................................................................13
         4.25       Dilution.....................................................................................13
         4.26       Patriot Act..................................................................................12

5.       Representations and Warranties of the Purchasers........................................................14
         5.1        No Shorting..................................................................................14
         5.2        Requisite Power and Authority................................................................14
         5.3        Investment Representations...................................................................14
         5.4        Purchasers Bears Economic Risk...............................................................15
         5.5        Acquisition for Own Account..................................................................15
         5.6        Purchasers Can Protect Its Interest..........................................................15
         5.7        Accredited Investor..........................................................................15
         5.8        Legends......................................................................................15

6.       Covenants of the Company................................................................................17
         6.1        Stop-Orders..................................................................................17
         6.2        Listing......................................................................................17
         6.3        Market Regulations...........................................................................17
         6.4        Reporting Requirements.......................................................................18
         6.5        Use of Funds.................................................................................18
         6.6        Access to Facilities.........................................................................18
         6.7        Taxes........................................................................................18
         6.8        Insurance....................................................................................18
         6.9        Intellectual Property........................................................................19
         6.10       Properties...................................................................................19
         6.11       Confidentiality..............................................................................20
         6.12       Required Approvals...........................................................................20
         6.13       Reissuance of Securities.....................................................................22
         6.14       Opinion......................................................................................22
         6.15       Margin Stock.................................................................................19




7.       Covenants of the Purchasers.............................................................................24
         7.1        Confidentiality..............................................................................24
         7.2        Non-Public Information.......................................................................24


8.       Covenants of the Company and Purchasers Regarding Indemnification.......................................24
         8.1        Company Indemnification......................................................................24
         8.2        Purchasers's Indemnification.................................................................25


9.       Conversion of Convertible Note..........................................................................25
         9.1        Mechanics of Conversion......................................................................25

10.      Registration Rights.....................................................................................26
10.1                Registration Rights Granted..................................................................26
         10.2       Offering Restrictions........................................................................27

11.      Miscellaneous...........................................................................................27
         11.1       Governing Law................................................................................27
         11.2       Survival.....................................................................................28
         11.3       Successors...................................................................................28
         11.4       Entire Agreement.............................................................................28
         11.5       Severability.................................................................................29
         11.6       Amendment and Waiver.........................................................................29
         11.7       Delays or Omissions..........................................................................29
         11.8       Notices......................................................................................29
         11.9       Attorneys' Fees..............................................................................30
         11.10      Titles and Subtitles.........................................................................30
         11.11      Facsimile Signatures; Counterparts...........................................................30
         11.12      Broker's Fees................................................................................30
         11.13      Construction.................................................................................31

                                LIST OF EXHIBITS
----------------------------------------------------------------------------------------------------------------------
Sands Creditor Parties..............................................................................     Exhibit A
Laidlaw Warrantholder Designees.....................................................................     Exhibit B-1
Sands Creditor Option Owner Designees                                                                    Exhibit B-2
Form of Note........................................................................................     Exhibit C
Form of Option......................................................................................     Exhibit D-1
Form of Warrant.................................................................................         Exhibit D-2
Form of Opinion.................................................................................         Exhibit E

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 29, 2005 by and among EPIXTAR CORP., a Florida corporation ("EPXR"), VOXX CORPORATION, a Florida corporation ("VOXX") (EPXR and VOXX, collectively, the "Company"), and the Sands Creditor parties identified in Exhibit A attached hereto (collectively, the "Purchasers").

                                    RECITALS

         WHEREAS, the Company has authorized the sale to the Purchasers of a Convertible Term Note in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (as amended, modified or supplemented from time to time, the "Note"), which Note is convertible into shares of either EPXR's common stock, $0.001 par value per share ("EPXR Common Stock") or VOXX's common stock, $0.001 par value per share ("VOXX Common Stock" and, together with the EPXR Common Stock, the "Common Stock"), at the fixed conversion price set forth in the Note ("Fixed Conversion Price");

         WHEREAS, in connection with the transactions provided for herein the Company wishes to issue a warrant to Laidlaw & Company (UK) Ltd. ("Laidlaw") and its designees as set forth in Exhibit B (collectively, the "Warrant Holders") to purchase an aggregate of 327,409 shares of VOXX's Common Stock (subject to adjustment as set forth therein) (as amended, modified or supplemented from time to time, the "Warrant");

         WHEREAS, the Company wishes to issue an option to the Purchasers to purchase an aggregate of 892,935 shares of VOXX's Common Stock (subject to adjustment as set forth therein) in connection with Purchaser's purchase of the Note (as amended, modified or supplemented from time to time, the "Option");

         WHEREAS, Purchasers desires to purchase the Note and the Option and the Warrant Holders wish to be issued the Warrant on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Note, the Warrant and Option to Purchasers and the Warrant Holders on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         111. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchasers, and the Purchasers hereby agrees to purchase from the Company, Notes in the aggregate principal amount of $1,500,000 convertible in accordance with the terms thereof into shares of the Company's Common Stock in accordance with the terms of the Note and this Agreement. The Note purchased on the Closing Date shall be known as the "Offering." A form of the Note is annexed hereto as Exhibit C and will be purchased by and in the amounts set forth in Exhibit A. The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note, the Option and the Common Stock issuable in payment of the Note and upon conversion of the Note and upon exercise of the Warrant and the Option are referred to as the "Securities."

         112. Fees and Option. On the Closing Date:

                  (a) VOXX will issue and deliver to the Purchasers an Option to purchase an aggregate of 892,935 shares of VOXX Common Stock pursuant to Section 1 hereof. The Option must be delivered on the Closing Date. A form of the Option is annexed hereto as Exhibit D-1 and will be owned by the Purchasers proportionately to their purchase of the Notes. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchasers by the Company are hereby also made and granted in respect of the Option and the shares of VOXX Common Stock issuable upon exercise of the Option (the "Option Shares").

                  (b) The Company will issue and deliver to the Warrant Holders a Warrant to purchase an aggregate of 327,409 shares of VOXX Common Stock pursuant to Section 1 hereof. The Warrant must be delivered on the Closing Date. A form of the Warrant is annexed hereto as Exhibit D-2 and will be owned in accordance with the designations set forth in Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchasers by the Company are hereby also made and granted in respect of the Warrant and the shares of the VOXX's Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

                  (c) The Company shall (i) pay to Laidlaw, for services rendered in connection with the related Laurus Master Fund, Ltd. investment in VOXX and related services associated with these transactions (the "Services"), a closing payment in an amount equal to $400,000. The foregoing fee is referred to herein as the "Closing Payment" and (ii) issue the above referenced Warrant to the Warrant Holders as additional compensation for such Services.

                  (d) The Company shall reimburse Laidlaw for its reasonable expenses for services rendered to the Purchasers in preparation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchasers's due diligence review of the Company and all related matters. Amounts required to be paid under this Section 2(d), to the extent not yet paid, shall be paid by the Company on the Closing Date. The total amount to be paid by the Company pursuant to this clause (c) shall be $25,000, such amount to be paid to Laidlaw, which has assisted the Purchasers in connection with the transactions provided for herein.

                  (e) The Closing Payment, the expenses referred to in clause
         (d) of this Section 2 (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to a Funds Escrow Agreement of even date herewith among the Company, Purchasers, Laidlaw and an Escrow Agent (the "Funds Escrow Agreement") and a disbursement letter (the "Disbursement Letter").

         113. Closing, Delivery and Payment; Certain Closing Conditions.



                  113.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on the date hereof, at such time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

                  113.2 Delivery. Pursuant to the Funds Escrow Agreement in the form attached hereto as Exhibit E, at the Closing on the Closing Date, the Company will deliver among other things: (i) to the Purchasers,(x) Notes, each in the form attached as Exhibit A, representing the aggregate principal amount of $1,500,000, (y) the Option in the form attached as Exhibit D-1 in the Purchaser's names representing an aggregate amount of 892,935 Option Shares and
(ii) to the Warrant Holders, a Warrant in form attached as Exhibit D-2 in the Warrant Holders' names representing an aggregate amount of 327,409 Warrant Shares. Simultaneously, on the Closing Date, the Purchasers will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer.

                  3.3 Laurus Documents. The Purchasers shall be satisfied with the terms and conditions of each Laurus Document (as defined in the Intercreditor Agreement (as defined below)) and all agreements related thereto.



         114. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows (which representations and warranties are supplemented by the Company's filings under the Securities Exchange Act of 1934 (collectively, the "Exchange Act Filings"), copies of which have been provided to the Purchasers):

                  114.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Note, the Warrant and the Option to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof between the Company, certain Subsidiaries of the Company and the Purchasers (as amended, modified or supplemented from time to time, the "Master Security Agreement"), (iv) the EPXR Registration Rights Agreement relating to the Securities dated as of the date hereof between EPXR and the Purchasers, (v) the VOXX Registration Rights Agreement relating to the Securities dated as of the date hereof between VOXX and the Purchasers, (vi) the Guaranty dated as of the date hereof made by the Company and certain Subsidiaries of the Company (as amended, modified or supplemented from time to time, the "Guaranty"), (vii) the Stock Pledge Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Purchasers (as amended, modified or supplemented from time to time, the "Stock Pledge Agreement"), (viii) the Escrow Agreement dated as of the date hereof among the Company, the Purchasers and the escrow agent referred to therein, (ix) the Intercreditor and Collateral Agency Agreement dated as of the date hereof between the Purchasers and Laurus, and acknowledged to by the Company (as amended, modified or supplemented from time to time, the "Intercreditor Agreement"), (x) the Foreign Documentation (as defined below) and (xi) all other agreements related to this Agreement and the Note and referred to herein (the preceding clauses (ii) through (xi), collectively, the "Related Agreements"), to issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the "Note Shares"), to issue and sell the Option and the Option Shares, to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and it Subsidiaries, taken individually and as a whole (a "Material Adverse Effect").

                  114.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. No Immaterial Subsidiary owns any assets (other than immaterial assets) or has any significant operations. For the purpose of this Agreement, (x) a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time and (y) the "Immaterial Subsidiaries" shall mean, collectively, Epixtar Communications Corp., a Florida corporation, Epixtar Prepaid Communications Corp., a Delaware corporation, Epixtar Solutions Corp., a Delaware corporation, IMS International, Inc., a Phillippines corporation, Epixtar International Contact Centers, Ltd., a Mauritius corporation, Epixtar Information Technology Private, Ltd., a Calcutta corporation, Epixtar International Contact Center Group, Ltd., a Bermuda corporation, and each Subsidiary of the Company that is not a Credit Party (as defined below) and does not own any assets (other than immaterial assets) or have any significant operations.

                  114.3    Capitalization; Voting Rights.

                  (a) The authorized capital stock of EPXR, as of the date hereof consists of 60,000,000 shares, of which 50,000,000 are shares of EPXR Common Stock, par value $0.001 per share, 12,150,356 shares of which are issued and outstanding, and 10,000,000 are shares of preferred stock, par value $0.001 per share of which 16,500 shares of preferred stock are issued and outstanding. The authorized capital stock of VOXX, as of the date hereof consists of 50,250,000 shares, of which 50,000,000 are shares of VOXX Common Stock, par value $.001 per share, 6,900,000 shares of which are issued and outstanding, and 250,000 are shares of preferred stock, par value $.001 per share of which 0 shares of preferred stock are issued and outstanding. The authorized capital stock of each Subsidiary of EPXR (other than VOXX) is set forth on Schedule 4.3.

                  (b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Note, the Warrant or the Option, or the issuance of any of the Note Shares, the Warrant Shares or Option Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

                  (c) All issued and outstanding shares of the Company's Common
         Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                  (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation (the "Charter"). The Note Shares, the Warrant Shares and Option Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  114.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including the respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note, the Warrant and the Option has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such entity in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. Neither the issuance of the Warrant nor the Option nor the subsequent exercise of the Warrant for Warrant Shares nor the subsequent exercise of the Option for Option Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  114.5 Liabilities. Neither the Company nor any of its Subsidiaries has any contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

                  114.6 Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

                  (a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or
         (iii) provisions restricting the development, manufacture or distribution of the Company's products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                  (b) Since December 31, 2004, neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  114.7 Obligations to Related Parties. Except as set forth on
Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

                  (a) for payment of salary for services rendered and for bonus payments;

                  (b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

                  (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

                  (d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  114.8 Changes. Since December 31, 2004, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement (including Schedule 4.8) or to any of the Related Agreements, there has not been:

                  (a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (b) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

                  (c) any material change in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) any damage, destruction or loss, whether or not covered by insurance, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (e) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

                  (f) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

                  (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

                  (h) any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

                  (i) any labor organization activity related to the Company or any of its Subsidiaries;

                  (j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

                  (l) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

                  (n) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through
         (m) above.

                  114.9 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

                  (a) those resulting from taxes which have not yet become delinquent;

                  (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries; and

                  (c) those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  15.5 Intellectual Property.

                  (a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                  (b) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

                  (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

                  15.6 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Certificate of Incorporation or Bylaws, (y) any term of the Laurus Documents (as defined in the Intercreditor Agreement) or (z) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (z), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                  15.7 Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

                  15.8 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on
Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

                  (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

                  (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                  15.9 Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company's knowledge the continued employment by the Company or any of its Subsidiaries of its present employees, and the performance of the Company's and its Subsidiaries' contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, and the Company's CEO, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

                  15.10 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company's or its Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company's knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

                  15.11 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  15.12 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on
Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

                  (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

                  (b)      any petroleum products or nuclear materials.

                  15.13 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  15.14 Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchasers with all information requested by the Purchasers in connection with its decision to purchase the Note, the Warrant and the Option, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchasers or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchasers by the Company or any of its Subsidiaries were based on the Company's and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

                  15.15 Insurance. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

                  15.8 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act"). The Company has furnished the Purchasers with copies of: (i) its Annual Reports on Form 10-KSB for its fiscal year ended December 31, 2004, (ii) its Quarterly Report on Form 10-QSB for its fiscal quarter ended September 30, 2004 and (iii) the Form 8-K filings which it has made during the fiscal year 2005 to date (collectively, the "SEC Reports"). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  15.9 Listing. EPXR's Common Stock is listed for trading on the National Association of Securities Dealers Over the Counter Bulletin Board ("NASD OTCBB") and satisfies all requirements for the continuation of such trading. EPXR has not received any notice that EPXR's Common Stock will not be eligible to be traded on the NASD OTCBB or that EPXR's Common Stock does not meet all requirements for such trading.

                  15.10 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company (other than in connection with that certain offering made by the Company to Laurus Master Fund, Ltd. ("Laurus") pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the "Laurus Securities Purchase Agreement") and the Related Agreements referred to in the Laurus Securities Purchase Agreement) for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                  15.11 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

                  15.12 Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Warrant and the Option is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                  4.26 Patriot Act. The Company certifies that, to the best of Company's knowledge, neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchasers seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchasers has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchasers, to the extent that they are within the Company's and/or its Subsidiaries' control shall cause the Purchasers to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchasers if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide the Purchasers any additional information regarding the Company or any of its Subsidiaries that the Purchasers deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchasers may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in the Company. The Company further understands that the Purchasers may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchasers, in its sole discretion, determines that it is in the best interests of the Purchasers in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

         16. Representations and Warranties of the Purchasers. The Purchasers hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                  16.1 No Shorting. The Purchasers or any of its affiliates and investment partners has not, will not and will not cause any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock as long as the Note shall be outstanding.

                  16.2 Requisite Power and Authority. The Purchasers has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchasers, enforceable in accordance with their terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

                  15.21 Investment Representations. Purchasers understand that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement, including, without limitation, that the Purchasers are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchasers confirm that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note, the Warrant and the Option to be purchased by it under this Agreement and the Note Shares, the Warrant Shares and the Option Shares acquired by it upon the conversion of the Note and the exercise of the Warrant and the Option, respectively. The Purchasers further confirm that they have had an opportunity to ask questions and receive answers from the Company regarding the Company's and its Subsidiaries' business, management and financial affairs and the terms and conditions of the Offering, the Note, the Option, the Warrant and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchasers or to which the Purchasers had access.

                  15.22 Purchasers Bears Economic Risk. The Purchasers have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchasers must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

                  15.23 Acquisition for Own Account. The Purchasers are acquiring the Note, the Option and the Note Shares and the Option Shares for the Purchaser's own accounts for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

                  15.24 Purchasers Can Protect Its Interest. The Purchasers represent that by reason of their, or of their management's, business and financial experience, the Purchasers have the capacity to evaluate the merits and risks of their investment in the Note, the Option, and the Securities and to protect their own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, Purchasers are aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

                  15.25 Accredited Investor. Purchasers represents that they are accredited investors within the meaning of Section 501(a)(3) of Regulation D under the Securities Act.

                  15.26    Legends.

                  (a) The Note shall bear substantially the following legend:

                  "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPIXTAR CORP. AND/OR VOXX CORPORATION, AS APPLICABLE, THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) The Note Shares, the Warrant Shares and the Option Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPIXTAR CORP. AND/OR VOXX CORPORATION, AS APPLICABLE, THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) The Option shall bear substantially the following legend:

                  "THIS OPTION AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS OPTION AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS OPTION MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS OPTION OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOXX CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (d) The Warrant shall bear substantially the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOXX CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

         16. Covenants of the Company. The Company covenants and agrees with the Purchasers as follows:

                  16.1 Stop-Orders. The Company will advise the Purchasers, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  16.2 Listing. (a) EPXR shall promptly secure the listing of the shares of EPXR Common Stock issuable upon conversion of the Note on the Principal Market (as defined below) (subject to official notice of issuance) and shall maintain such listing so long as any other shares of EPXR Common Stock shall be so listed. EPXR will maintain the listing of EPXR Common Stock on the Principal Market, and will comply in all material respects with EPXR's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                  (b) Concurrently with the consummation of an initial public offering of the VOXX Common Stock, VOXX shall promptly secure the listing of the shares of VOXX Common Stock issuable upon conversion of the Note and upon the exercise of the Option and the Warrant on the Principal Market (subject to official notice of issuance) and shall maintain such listing so long as any other shares of EPXR Common Stock shall be so listed. EPXR will maintain the listing of EPXR Common Stock on the Principal Market, and will comply in all material respects with EPXR's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                  (c) For purposes hereof, the term "Principal Market" means the NASD Over The Counter Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the respective Common Stock).

                  16.3 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers and promptly provide copies thereof to the Purchasers.

                  16.9 Reporting Requirements. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

                  16.10 Use of Funds. The Company agrees that it will use the proceeds of the sale of the Note, the Warrant and the Option (x) for general working capital purposes and (y) for the development and acquisition of certain contact centers in the Phillipines.

                  16.11 Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by the Purchasers (or any successor of the Purchasers), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to:

                  (a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

                  (b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

                  (c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to the Purchasers unless the Purchasers sign a confidentiality agreement and otherwise comply with Regulation FD, under the federal securities laws.

                  16.12 Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  16.13 Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchasers as security for its obligations hereunder and under the Related Agreements. At the Company's and each of its Subsidiaries' joint and several cost and expense in amounts and with carriers reasonably acceptable to Purchasers, the Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (v) furnish Purchasers with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date.

                  17.15 Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                  17.16 Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  17.17 Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers, unless expressly agreed to by the Purchasers or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose Purchaser's identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

                  17.18 Required Approvals. For so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, Voxx, without the prior written consent of the Purchasers, shall not, and shall not permit any of its Subsidiaries to:

                  (a) (i) directly or indirectly declare or pay any dividends, other than dividends paid to EPXR or any of its Subsidiaries, (ii) issue any preferred stock that is manditorily redeemable prior to the six month anniversary of the Maturity Date (as defined in the Note),
         (iii) redeem any of its preferred stock or other equity interests, or
         (iv) issue any equity interests of Voxx, or agree to issue any equity interests of Voxx prior to the consummation of, or in connection with, an initial public offering of the Voxx Common Stock (other than the issuances to the Laurus Creditors (as defined in the Intercreditor Agreement) that are contemplated by the Laurus Documents (as defined in the Intercreditor Agreement) and/or issuances to the Sands Creditors (as defined in the Intercreditor Agreement) that are contemplated by the Sands Documents (as defined in the Intercreditor Agreement) or
         (iii) issuances to the investors in respect of the Bridge Loan Indebtedness (as defined below) in accordance with the terms set forth in Section 6.12(e)(i)(v) below);

                  (b) liquidate, dissolve or effect a material reorganization, other than the liquidation or dissolution of Immaterial Subsidiaries (it being understood that in no event shall (i) EPXR or Voxx merge or (ii) either EPXR or Voxx dissolve, liquidate or merge with any other person or entity (unless EPXR or Voxx, as the case may be, is the surviving entity));

                  (c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict EPXR's or any of its Subsidiaries' right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

                  (d) materially alter or change the scope of the business of EPXR and its Subsidiaries taken as a whole;

                  (e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) per annum of the fair market value of Voxx's assets) whether secured or unsecured other than (v) indebtedness consisting of unsecured bridge loans in an aggregate principal amount not to exceed $5,000,000 at any time outstanding ("Bridge Loan Indebtedness"), which bridge loans shall by their terms (I) require either (a) the repayment thereof from the proceeds of an initial public offering of the VOXX Common Stock or (b) the conversion thereof into VOXX Common Stock in connection with (but not prior to the VOXX IPO Date (as defined in the Note)) an initial public offering of the VOXX Common Stock at a conversion price no less than 70% of the price of the VOXX Common Stock in connection with the such initial public offering thereof and (II) may provide for the issuance of warrants to the investors with respect to such Bridge Loan Indebtedness and issuance of warrants to the selling agent with respect to such Bridge Loan Indebtedness, in each case so long as such warrants are not exercisable prior to the VOXX IPO Date (as defined in the Note) and are not exercisable at a price per share of Voxx Common Stock less than or equal to $2.23 (as adjusted proportionately for any stock splits, combinations or similar events), (w) lease obligations (capitalized or otherwise) incurred by the Company or any of its Subsidiaries in the ordinary course of business, (x) the Sands Obligations (as defined in the Intercreditor Agreement) and the Laurus Obligations (as defined in the Intercreditor Agreement), (y) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, and (z) any debt incurred in connection with the purchase of assets in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by EPXR for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e);

                  (f) create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of Voxx and
         (ii) such Subsidiary becomes party to the Master Security Agreement, the Stock Pledge Agreement, the Subsidiary Guaranty (in each case, either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and/or, if requested by the Purchasers with respect to entities located outside of the United States, the foreign equivalent of any such agreement or guaranty (it being understood that the terms and conditions of any such foreign equivalent shall be satisfactory to the Purchasers), and, to the extent required by the Purchasers, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary of Voxx on the Closing Date; and

                  (g) make, or permit any of its Subsidiaries which are Credit Parties to make, any loans or advances to, any person or entity, other than (x) to EPXR or any of its Subsidiaries or (y) so long as no Event of Default (as defined in the Note) has occurred and is continuing, immaterial investments, loans and/or advances made in the ordinary course of business.

         For the purposes of this Agreement, "Credit Party" shall mean (x) Voxx and each Subsidiary of Voxx organized in the United States of America that is party to the Master Security Agreement, the Stock Pledge Agreement and the Subsidiary Guaranty and (y) Epixtar Phillippines IT-Enabled Services Corporation, a corporation organized under the laws of the Phillippines ("Epixtar Phillippines") and each other wholly-owned Subsidiary of the Voxx that is organized outside of the United States of America that has executed the Foreign Documentation referred to in Section 6.16 (it being understood and agreed that an Immaterial Subsidiary shall be deemed a Credit Party for purposes of this definition following the execution by such Immaterial Subsidiary of an assumption or joinder agreement with respect to the Master Security Agreement, the Subsidiary Guaranty and the Stock Pledge Agreement).

                  22.2 Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in
Section 5.7 above at such time as:

                  (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

                  (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchasers and Warrant Holders in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchasers, Warrant Holders and broker, if any.

                  22.3 Opinion. On the Closing Date, the Company will deliver to the Purchasers and Warrant Holders an opinion acceptable to the Purchasers from the Company's external legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are deemed reasonably necessary, as the case may be, by the Purchasers and Warrant Holders (and acceptable to the Purchasers and Warrant Holders) in connection with the conversion of the Note and exercise of the Option and the Warrant.

                           6.15 Margin Stock. The Company will not permit any of
the proceeds of the Note, the Warrant or the Option to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.



                           6.16 Foreign Security. No later than 20 days
following the Closing Date hereunder, the Company shall cause Epixtar Phillipines, each other applicable Subsidiary of the Company and any other third party requested by the Purchasers to enter into such security and guaranty documentation governed by laws of the Phillippines as is requested by the Purchasers, with such documentation to be in form and substance satisfactory to the Purchasers. No later than 60 days following a request by the Purchasers, the Company shall cause each Subsidiary organized in a jurisdiction outside of the United States (collectively, the "Foreign Subsidiaries"), other than an Immaterial Subsidiary, to execute such guaranty and security documentation governed by the jurisdiction of organization of such Subsidiary (the "Foreign Documentation") as the Purchasers deem necessary or desirable. All such Foreign Documentation shall be in form and substance satisfactory to the Purchasers, and the Company agrees to cause the respective Foreign Subsidiary to deliver all such other documentation as is requested by the Purchasers in connection with the execution and delivery of such Foreign Documentation (including, without limitation, an opinion of counsel satisfactory to the Purchasers). Furthermore, it is hereby agreed that the Company shall not permit any equity interests of any Foreign Subsidiary (or any parent thereof) to be transferred to any person or other entity that is not a Credit Party until such time as the Foreign Subsidiaries have become party to the Foreign Documentation required to be entered into pursuant to this Section 6.16. The Company shall reimburse the Purchasers for any and all legal fees and other expenses incurred by the Purchasers in connection with the preparation, execution, negotiation and delivery of the Foreign Documentation.

                  6.17 Financing Right of First Refusal.

                  (a) The Company hereby agrees that the Purchasers shall have the right to participate in any provision of Bridge Loan Indebtedness by Laurus pursuant to Section 6.17 of the Laurus Securities Purchase Agreement on a pro rata basis based on the principal amount of the Laurus investment made on the date hereof and the principal amount of the investment made by the Purchasers on the date hereof.

                  (b) The Company will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchasers to consummate a Bridge Loan Indebtedness transaction or any other additional financing with the Company or any of its Subsidiaries.

         6.18 Issuance of Voxx Common Stock. Notwithstanding anything to the contrary contained in this Agreement, EPXR and Voxx hereby agree that it shall not (or shall not permit, as the case may be) issue any shares of Voxx Common Stock (or any securities convertible or exercisable into shares of Voxx Common Stock) to be issued, or agree to issue any share of Voxx Common Stock (or any securities convertible or exercisable into shares of Voxx Common Stock), in any case, at a price less than or equal to $2.23 per share.



         23. Covenants of the Purchasers. The Purchasers covenants and agrees with the Company as follows:

                  23.1 Confidentiality. The Purchasers agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  23.2 Non-Public Information. The Purchasers agree not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.



         24. Covenants of the Company and Purchasers Regarding Indemnification.

                  24.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchasers, each of the Purchasers's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchasers which results, arises out of or is based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any Related Agreement or in any exhibits or schedules attached hereto or thereto; or
(ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and Purchasers relating hereto or thereto.

                  24.2 Purchasers's Indemnification. Purchasers agree to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by Purchasers or breach of any warranty by Purchasers in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchasers of any covenant or undertaking to be performed by Purchasers hereunder, or any other agreement entered into by the Company and Purchasers relating hereto.



         25. Conversion of Convertible Note.

                  25.1 Mechanics of Conversion.

                  (a) Provided the Purchasers have notified the Company of the Purchaser's intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchasers following a request by the Purchasers) to assure that the Company's transfer agent shall issue shares of the Company's Common Stock in the name of the Purchasers (or its nominee) or such other persons as designated by the Purchasers in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that after the Effectiveness Date (as defined in the respective Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

                  (b) Purchasers will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "Notice of Conversion"). The Purchasers will not be required to surrender the Note until the Purchasers have received good delivery of the securities representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Purchasers by crediting the account of the Purchaser's brokerage account (which account the Purchasers will supply to the Company on or before delivery of the first Notice of Conversion) within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").

                  (c) The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchasers. In the event that the Company fails to direct its transfer agent to deliver the Note Shares to the Purchasers within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to the Purchasers by the Delivery Date, as compensation to the Purchasers for such loss, the Company agrees to pay late payments to the Purchasers for late issuance of the Note Shares in the form required pursuant to Section 9 hereof upon conversion of the Note in the amount equal to the greater of: (i) $500 per business day after the Delivery Date; or (ii) the Purchaser's actual damages from such delayed delivery. Notwithstanding the foregoing, the Company will not owe the Purchasers any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchasers is forced to purchase (in an open market transaction) which the Purchasers anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchasers and thus refunded to the Company.

         26. Registration Rights.

                  26.1 Registration Rights Granted. The Company hereby grants registration rights to the Purchasers and the Warrant Holders pursuant to a Registration Rights Agreement dated as of even date herewith between the Company, the Purchasers and the Warrant Holders.

                  26.2 Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the "Excepted Issuances"), neither the Company nor any of its Subsidiaries will issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Note (together with all accrued and unpaid interest and fees related thereto) (the "Exclusion Period"), provided that securities with a variable/floating rate conversion feature that is not nor can never be less than the Fixed Conversion Price (as defined in the Note) shall be permitted.

         27. Miscellaneous.

                  27.1 Governing Law. THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EXCEPT AS SET FORTH BELOW IN THIS SECTION 11.1, ANY AND ALL DISPUTES, CONTROVERSIES AND CLAIMS THAT THE COMPANY OR ANY OF ITS SUBSIDIARIES MAY ASSERT AGAINST THE PURCHASERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT SHALL BE DETERMINED EXCLUSIVELY BY ARBITRATION (EACH SUCH ARBITRATION, AN "ARBITRATION") IN NEW YORK CITY BEFORE A PANEL OF THREE NEUTRAL ARBITRATORS AGREED TO BY THE PURCHASERS AND THE COMPANY (COLLECTIVELY, THE "ARBITRATORS") IN ACCORDANCE WITH AND PURSUANT TO THE THEN EXISTING COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE COMPANY (ON ITS BEHALF AND ON BEHALF OF ITS SUBSIDIARIES) HEREBY IRREVOCABLY WAIVES ANY RIGHT TO ASSERT SUCH CLAIMS IN ANY OTHER FORUM. THE ARBITRATORS SHALL HAVE THE POWER IN THEIR DISCRETION TO AWARD SPECIFIC PERFORMANCE OR INJUNCTIVE RELIEF (BUT SHALL NOT HAVE THE POWER TO RENDER ANY INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES) AND REASONABLE ATTORNEYS' FEES AND EXPENSES TO ANY PARTY IN ANY ARBITRATION. THE ARBITRATORS MAY NOT CHANGE, MODIFY OR ALTER ANY EXPRESS CONDITION, TERM OR PROVISION OF THIS AGREEMENT OR OF ANY RELATED AGREEMENT NOR SHALL THEY HAVE THE POWER TO RENDER ANY AWARD AGAINST THE PURCHASERS THAT WOULD HAVE SUCH EFFECT. EACH ARBITRATION AWARD SHALL BE FINAL AND BINDING UPON THE PARTIES SUBJECT THERETO AND JUDGMENT MAY BE ENTERED THEREON IN ANY COURT OF COMPETENT JURISDICTION. THE SERVICE OF ANY NOTICE, PROCESS, MOTION OR OTHER DOCUMENT IN CONNECTION WITH AN ARBITRATION OR FOR THE ENFORCEMENT OF ANY ARBITRATION AWARD MAY BE MADE IN THE SAME MANNER AS COMMUNICATIONS MAY BE GIVEN UNDER SECTION 11.8 HEREOF. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 11.1 NOR ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT OR IN ANY RELATED AGREEMENT SHALL LIMIT IN ANY MANNER WHATSOEVER THE PURCHASERS'S RIGHT TO COMMENCE AN ACTION AGAINST OR IN CONNECTION WITH THE COMPANY, ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE PROPERTIES IN ANY COURT OF COMPETENT JURISDICTION OR OTHERWISE UTILIZE JUDICIAL PROCESS IN CONNECTION WITH OR ARISING OUT OF THE PURCHASERS'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT AND/OR ANY RELATED AGREEMENT OR OTHERWISE (ANY SUCH ACTION, A "COURT ACTION"). COURT ACTIONS MAY BE BROUGHT BY THE PURCHASERS IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION AND THE COMPANY (ON ITS BEHALF AND ON BEHALF OF ITS SUBSIDIARIES) IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE OF INCONVENIENT FORUM OR LACK OF PERSONAL JURISDICTION IN SUCH FORUM OR RIGHT OF REMOVAL OR RIGHT TO JURY TRIAL UNDER ANY APPLICABLE LAW OR DECISION OR OTHERWISE. SERVICE OF ANY NOTICE, PROCESS, MOTION OR OTHER DOCUMENT IN CONNECTION WITH A COURT ACTION MAY BE MADE IN THE SAME MANNER AS COMMUNICATIONS MAY BE GIVEN UNDER SECTION 11.8. IN ADDITION, THE PURCHASERS MAY SERVE PROCESS IN ANY OTHER MANNER PERMITTED UNDER APPLICABLE LAW. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

                  27.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the Warrant Holders and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  27.3 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchasers or the Warrant Holders pursuant to Rule 144 or an effective registration statement. Purchasers and the Warrant Holders may not assign their rights hereunder to a competitor of the Company.

                  27.4 Entire Agreement. This Agreement, the Related
Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  27.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  27.6 Amendment and Waiver.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and, as the case may be, the Purchasers or the Warrant Holders.

                  (b) The obligations of the Company and the rights of the Purchasers and warrant Holders under this Agreement may be waived only with the written consent of the Purchasers and the Warrant Holders.

                  (c) The obligations of the Purchasers and the Warrant Holders and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

                  27.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  27.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

                  (a) upon personal delivery to the party to be notified;

                  (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

                  (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

                  (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

         If to the Company, to:              Epixtar Corp.
                                             Voxx Corporation
                                             11900 Biscayne Boulevard, Suite 700
                                             Miami, Florida 33181

                                             Attention: David Srour
                                             Facsimile: 305-503-8610
                                             with a copy to:
                                             Michael DiGiovanna, Esq.
                                             212 Carnegie Center
                                             Suite 206
                                             Princeton, New Jersey 08540

                                             Facsimile: 609-452-9473

         If to the Purchasers, to:           Sands Brothers Venture Capital
                                             c/o Laidlaw & Company (UK) Ltd.
                                             Attn: Marc Koplik
                                             90 Park Avenue, 39th Floor
                                             New York, NY (10016)


         If to the Warrant Holders           Laidlaw & Company (UK) Ltd.
                                             Attn: Marc Koplik
                                             90 Park Avenue, 39th Floor
                                             New York, NY (10016)

                                             In each case with a copy to:

                                             Laidlaw & Company (UK) Ltd.
                                             Attn: Glen McKelvey
                                             90 Park Avenue, 39th Floor
                                             New York, NY (10016)


or at such other address as the Company or the Purchasers and Warrant Holders may designate by written notice to the other parties hereto given in accordance herewith.

                  27.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  27.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  27.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  27.12 Broker's Fees. Except as provided in Section 2(c) and 2(d) and set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

                  27.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.



             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                  PURCHASERS:

EPIXTAR CORP.                             SANDS BROTHERS VENTURE CAPITAL LLC
                                          Sands Brothers Venture Capital II LLC
                                          Sands Brothers Venture Capital III LLC
                                          Sands Brothers Venture Capital IV LLC

By:    /s/ Ilene Kaminsky                      By:    /s/ Authorized Officer
       -------------------------                      --------------------------
Name:  Ilene Kaminsky                          Name:
       -------------------------                      --------------------------
Title: CEO                                     Title:
       -------------------------                      --------------------------



       -------------------------                      --------------------------

VOXX CORPORATION


By:    /s/ Ilene Kaminsky
       -------------------------
Name:  Ilene Kaminsky
       -------------------------
Title: CEO
       -------------------------


                                       WARRANTHOLDERS:


                                       Laidlaw & Company (UK) Ltd.
                                       90 Park Avenue, 39th Floor
                                       New York, NY (10016)

                                       BY:    /s/ Robert Bonaventura
                                       Name:  Robert Bonaventura
                                       Title: President

                                    EXHIBIT A

                                 THE PURCHASERS




Sands Brothers Venture Capital LLC
90 Park Avenue
New York, NY 10016    $100,000
Fax: 212 697 8035
Tax Id: 13 4102660

Sands Brothers Venture Capital II LLC
90 Park Avenue
New York, NY 10016    $50,000
Fax: 212 697 8035
Tax Id: 13 4110488

Sands Brothers Venture Capital III LLC
90 Park Avenue
New York, NY 10016    $1,200,000
Fax: 212 697 8035
Tax Id: 13 4137586

Sands Brothers Venture Capital IV LLC
90 Park Avenue
New York, NY 10016    $150,000
Fax: 212 697 8035
Tax Id: 13 4157861

                                    EXHIBIT B

                              THE WARRANT HOLDERS


                          LAIDLAW & COMPANY (UK) LTD.

                                   EXHIBIT C

                            FORM OF CONVERTIBLE NOTE

                                  EXHIBIT D-1

                                 FORM OF OPTION

                                  EXHIBIT D-2

                                FORM OF WARRANT

                                    EXHIBIT E

                                 FORM OF OPINION

                                   EXHIBIT E

                            FORM OF ESCROW AGREEMENT